widepoint

WidePoint Reports Third Quarter 2020 Financial Results

FAIRFAX, Va., Nov. 16, 2020 (GLOBE NEWSWIRE) -- WidePoint Corporation (**NYSE American:WYY**), the leading provider of Trusted Mobility Management (TM2) specializing in Telecommunications Lifecycle Management, Identity Management (IdM) and Digital Billing & Analytics solutions, today reported results for the third quarter September 30, 2020.

Third Quarter 2020 and Recent Operational Highlights:

- Secured more than $11 million in contract wins, exercised option periods, and contract extensions during the third quarter of 2020, approximately $10 million of which is comprised of new business and new extensions
- Successfully onboarded Virginia Alcoholic Beverage Control Authority (Virginia ABC) after being awarded a new contract for TEM services
- Number of U.S. Department of Defense digital certificates issued increased 14% sequentially from the second quarter of 2020 and 15% year-over-year from the third quarter of 2019, leading to an increase in high margin Identity Management revenue
- Responded to the request for proposal and provided oral presentation to the U.S. Department of Homeland Security regarding the Cellular Wireless Managed Services (CWMS) II contract recompete
- Effectuated 1-for-10 reverse stock split on November 6, 2020 to better position the Company for long-term success

Third Quarter 2020 Financial Highlights (results compared to the same year-ago period):

- Revenues increased 94% to $57.5 million
- Managed Services revenue increased 38% to $12.5 million
- Gross profit increased 30% to $5.6 million
- Net income totaled $1.1 million
- EBITDA, a non-GAAP financial measure, increased 102% to $1.6 million
- Adjusted EBITDA, a non-GAAP financial measure, increased 82% to $1.7 million

Nine Month 2020 Financial Highlights (results compared to the same year-ago period):

- Revenues increased 106% to $152.0 million
- Managed Services revenue increased 37% to $33.8 million
- Gross profit increased 24% to $15.6 million
- Net income totaled $2.0 million
- EBITDA, a non-GAAP financial measure, increased 84% to $3.8 million
- Adjusted EBITDA, a non-GAAP financial measure, increased 69% to $4.4 million

Third Quarter 2020 Financial Summary

(in millions, except per share amounts)		September 30, 2020		September 30, 2019
		(Unaudited)		
Revenues	$	57.5	$	29.6
Gross Profit	$	5.6	$	4.3
Gross Profit Margin		9.8%		14.6%
Operating Expenses	$	4.5	$	4.0
Income (Loss) from Operations	$	1.1	$	0.3
Net Income (Loss)	$	1.1	$	0.2
Basic and Diluted Earnings per Share (EPS)	$	0.13	$	0.02
EBITDA	$	1.6	$	0.8

Nine Month 2020 Financial Summary

(in millions, except per share amounts)		September 30, 2020		September 30, 2019
		(Unaudited)		

Revenues	$	152.0	$	73.6
Gross Profit	$	15.6	$	12.6
Gross Profit Margin		10.3%		17.1%
Operating Expenses	$	13.1	$	12.0
Income from Operations	$	2.5	$	0.6
Net Income	$	2.0	$	0.3
Basic and Diluted Earnings per Share (EPS)	$	0.24	$	0.03
EBITDA	$	3.8	$	2.0

The following statements are forwardlooking, and actual results could differ materially depending on market conditions and the factors se forth under the"Safe Harbor Statement below.

Financial Outlook

For the fiscal year ending December 31, 2020, the Company is reiterating its revenue guidance of $185 million to $195 million, which at t midpoint of the range, would represent 87% growth yearover-year. The Company is also reiterating the EBITDA guidance it updated on October 26, 2020 of $4.7 million to $4.9 million, which at the midpoint, is 50% above the Companys previously issued EBITDA guidance and represents a 69% yearover-year increase compared to fiscal 2019. For fiscal 2020, the Company also anticipates adjusted EBITDA, which excludes stock-based compensation expense, to range between $5.5 million to $5.7 million, which, at the midpoint, represents a 57% year-over-year increase compared to fiscal 2019. The EBITDA forecast takes into consideration the Companys planned strategic investments in sales and marketing and product development. The Companys financial outlook is based on current expectations.

Management Commentary

"Thanks to the work of our dedicated personnel and the flexibility we built into our organization, we continued to build on the momentum established in the first half of the year and produced record financial results for the third quarter of 2020said WidePoint's CEO, Jin Kang. "For the third quarter, our total revenues increased to $57.5 million, largely driven by our increased work on the U.S. Census 2020 as we as expansions with other federal government customers, and perhaps more importantly, our high margin managed services revenues increased 38% yearover-year. That increase helped drive $1.1 million in net income for the third quarter, which is almost five times great than our net income in all of fiscal 2019, and our adjusted EBITDA for the quarter increased 82% to $1.7 million. We also strengthened o balance sheet by increasing our cash position by $3.9 million sequentially to $11.4 million.

"The financial success of the quarter is a clear indication of the value WidePoint can generate because of our excellent staff, our flexible organizational structure, and the markets growing demand for our products that function as a solution for many of the problems faced by large government and commercial enterprises in todays environment. With 2020 lining up to be a banner year for WidePoint, we believe our company has never been better positioned than it is today, and we look forward to capitalizing on this momentum as we close out the year and move into 2021"

Conference Call

WidePoint management will hold a conference call today (November 16, 2020) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

WidePoint's President and CEO Jin Kang, Executive Vice President and Chief Sales and Marketing Officer Jason Holloway, and Executi Vice President and CFO Kellie Kim will host the conference call, followed by a question and answer period.

U.S. dialin number: 844407-9500
International number: 862298-0850

Please call the conference telephone number 510 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 94984-3860.

The conference call will be broadcast live and available for replayhere and via the investor relations section of the Companys website.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through November 30, 2020.

Toll-free replay number: 877481-4010
International replay number: 919882-2331
Replay ID: 38150

About WidePoint

WidePoint Corporation (NYSE American: WYY) is a leading provider of trusted mobility management (TM2) solutions, including telecom management, mobile management, identity management, and digital billing and analytics. For more information, visitidepoint.com.

Non-GAAP Financial Measures

WidePoint uses a variety of operational and financial metrics, including nonGAAP financial measures such as EBITDA, to enable it to analyze its performance and financial condition. The presentation of nonGAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. A reconciliation of GAAP t

income to EBITDA is included on the schedules attached hereto.

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,	
	2020	2019	**2020**	2019
	(Unaudited)		(Unaudited)	
NET INCOME	**$ 1,067,000**	$ 183,700	**$ 2,039,500**	$ 260,100
Adjustments to reconcile net (loss) income to EBITDA:				
Depreciation and amortization	**415,700**	479,300	**1,247,100**	1,429,100
Amortization of deferred financing costs	-	1,300	**1,700**	3,800
Income tax provision (benefit)	**12,500**	32,300	**242,800**	126,800
Interest income	**(100)**	(100)	**(3,100)**	(4,800)
Interest expense	**69,600**	76,800	**226,200**	227,200
EBITDA	**$ 1,564,700**	$ 773,300	**$ 3,754,200**	$ 2,042,200
Other adjustments to reconcile net (loss) income to Adjusted EBITDA:				
(Recovery) Provision for doubtful accounts		12,300	**600**	23,500
Gain on sale of assets held for sale	-	-	-	-
Loss on disposal of leasehold improvements	-	-	-	-
Lease account impact on EBITDA		-	-	-
Stock-based compensation expense	**160,000**	163,400	**650,900**	536,800
Adjusted EBITDA	**$ 1,724,700**	$ 949,000	**$ 4,405,700**	$ 2,602,500

Safe Harbor Statement

The information contained in any materials that may be accessed above was, to the best of WidePoint Corporation's knowledge, timely and accurate as of the date and/or dates indicated in such materials. However, the passage of time can render information stale, and you should not rely on the continued accuracy of any such materials. WidePoint Corporation has no responsibility to update any information contained in any such materials. In addition, you should refer to periodic reports filed by WidePoint Corporation with the Securities and Exchange Commission for information regarding the risks and uncertainties to which forward-looking statements made in such materials are subject. Such risks and uncertainties may cause WidePoint Corporation's actual results to differ materially from those described in the forward-looking statements.

Investor Relations:

Gateway Investor Relations
Matt Glover or Charlie Schumacher
949-574-3860
WYY@gatewayir.com

WIDEPOINT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	SEPTEMBER 30, 2020	DECEMBER 31, 2019
	(Unaudited)	
ASSETS		
CURRENT ASSETS		
Cash and cash equivalents	**$ 11,372,902**	$ 6,879,627
Accounts receivable, net of allowance for doubtful accounts of $119,248 and $126,235 in 2020 and 2019, respectively	**31,469,534**	14,580,928
Unbilled accounts receivable	**15,041,634**	13,976,958
Other current assets	**1,099,773**	1,094,847
Total current assets	**58,983,843**	36,532,360
NONCURRENT ASSETS		

Property and equipment, net	619,773	681,575
Operating lease right of use asset, net	6,299,131	5,932,769
Intangibles, net	2,076,320	2,450,770
Goodwill	18,555,578	18,555,578
Other longterm assets	874,906	140,403
Total assets	$ 87,409,551	$ 64,293,455

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES		
Accounts payable	$ 30,954,163	$ 13,581,822
Accrued expenses	17,348,047	14,947,981
Deferred revenue	2,270,783	2,265,067
Current portion of operating lease liabilities	580,483	599,619
Current portion of other term obligations	-	133,777
Total current liabilities	51,153,476	31,528,266
NONCURRENT LIABILITIES		
Operating lease liabilities, net of current portion	6,097,949	5,593,649
Deferred revenue, net of current portion	382,814	363,560
Deferred tax liability	2,100,446	1,868,562
Total liabilities	59,734,685	39,354,037
Commitments and contingencies	-	-
STOCKHOLDERS' EQUITY		
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 2,045,714 shares issued and none outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 8,458,734 and 8,386,145 shares issued and outstanding, respectively	84,587	83,861
Additional paid-in capital	95,919,199	95,279,114
Accumulated other comprehensive loss	(187,435)	(242,594)
Accumulated deficit	(68,141,485)	(70,180,963)
Total stockholders' equity	27,674,866	24,939,418
Total liabilities and stockholders' equity	$ 87,409,551	$ 64,293,455

WIDEPOINT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,	
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)	
REVENUES	$57,506,561	$29,616,940	$151,955,707	$73,626,995
COST OF REVENUES (including amortization and depreciation of $130,559, $233,033, $432,327, and $698,192, respectively)	51,888,205	25,302,919	136,314,439	61,002,387
GROSS PROFIT	5,618,356	4,314,021	15,641,268	12,624,608
OPERATING EXPENSES				
Sales and marketing	500,015	406,683	1,431,930	1,215,556
General and administrative expenses (including sharebased compensation of $160,056, $163,451, $650,924 and $536,828, respectively)	3,684,344	3,372,269	10,887,952	10,070,383

Depreciation and amortization	**285,181**	246,293	**814,813**	730,905
Total operating expenses	**4,469,540**	4,025,245	**13,134,695**	12,016,844
INCOME FROM OPERATIONS	**1,148,816**	288,776	**2,506,573**	607,764
OTHER (EXPENSE) INCOME				
Interest income	**94**	40	**3,119**	4,761
Interest expense	**(69,582)**	(78,066)	**(227,889)**	(230,983)
Other income	**118**	5,324	**458**	5,324
Total other expense	**(69,370)**	(72,702)	**(224,312)**	(220,898)
INCOME BEFORE INCOME TAX PROVISION	**1,079,446**	216,074	**2,282,261**	386,866
INCOME TAX PROVISION	**12,483**	32,364	**242,783**	126,816
NET INCOME	**$ 1,066,963**	$ 183,710	**$ 2,039,478**	$ 260,050
BASIC EARNINGS PER SHARE	**$ 0.13**	$ 0.02	**$ 0.24**	$ 0.03
BASIC WEIGHTED-AVERAGE SHARES OUTSTANDING	**8,450,843**	8,423,435	**8,409,114**	8,401,405
DILUTED EARNINGS PER SHARE	**$ 0.13**	$ 0.02	**$ 0.24**	$ 0.03
DILUTED WEIGHTEDAVERAGE SHARES OUTSTANDING	**8,527,309**	8,427,183	**8,463,561**	8,405,152

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,	
	2020	2019	**2020**	2019
	(Unaudited)		(Unaudited)	
NET INCOME	**$ 1,067,000**	$ 183,700	**$ 2,039,500**	$ 260,100
Adjustments to reconcile net (loss) income to EBITDA:				
Depreciation and amortization	**415,700**	479,300	**1,247,100**	1,429,100
Amortization of deferred financing costs	**-**	1,300	**1,700**	3,800
Income tax provision (benefit)	**12,500**	32,300	**242,800**	126,800
Interest income	**(100)**	(100)	**(3,100)**	(4,800)
Interest expense	**69,600**	76,800	**226,200**	227,200
EBITDA	**$ 1,564,700**	$ 773,300	**$ 3,754,200**	$ 2,042,200
Other adjustments to reconcile net (loss) income to Adjusted EBITDA				
(Recovery) Provision for doubtful accounts		12,300	**600**	23,500
Gain on sale of assets held for sale	**-**	-	**-**	-
Loss on disposal of leasehold improvements	**-**	-	**-**	-
Severance and exit costs	**-**	-	**-**	-
Lease account impact on EBITDA		-	**-**	-
Stock-based compensation expense	**160,000**	163,400	**650,900**	536,800
Adjusted EBITDA	**$ 1,724,700**	$ 949,000	**$ 4,405,700**	$ 2,602,500